Exhibit 99.2

CERTIFICATE OF AMENDMENT

OF

THE BYLAWS

OF

CYBERSOURCE CORPORATION

The undersigned, Richard Scudellari, hereby certifies that:

1. He is the duly elected and acting Secretary of CyberSource Corporation, a Delaware corporation (the “Corporation”).

2. Article III, Section 2 of the Corporation’s Bylaws shall be amended to read in its entirety as follows:

“Section 2. Number and Qualification of Directors.

The number of directors of the corporation shall not be less than four (4) nor more than seven (7) until changed by amendment of the Certificate of Incorporation or by a bylaw amending this Article III, Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares or by the Board of Directors. The exact number of directors shall be fixed from time to time, within the limits specified in the Certificate of Incorporation or in this Article III, Section 2, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors. Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation has been fixed at six (6). Directors need not be stockholders.”

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this 15th day of August, 2005.

/s/ Richard Scudellari
Richard Scudellari
Secretary